Exhibit 16.1

                    Letter from Carlin, Charron & Rosen, LLP



September 24, 2008


Office of the Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549


Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Ridgefield Acquisition Corp. in Item 4.01 of its Form 8-K dated September 24, 2008, captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.


Sincerely,


/s/ Carlin, Charron & Rosen, LLP